SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2003

THE SEIBELS BRUCE GROUP, INC.

(Exact name of registrant as specified in its charter)

South Carolina	0-8804	57-0672136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1501 Lady Street (Post Office Box 1) Columbia, South Carolina	29201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (803) 748-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.                       Other Events

On April 14, 2003, The Seibels Bruce Group, Inc. (the “Company”) issued a press release announcing a stock tender program allowing shareholders owning fewer than 100 shares of the Company stock to sell their shares to the Company.  A copy of the Company’s press release is attached to this Current Report on Form 8-K as Exhibit 99.

Item 7.                       Financial Statements and Exhibits

(a)                    Not applicable.

(b)                   Not applicable.

(c)                    Exhibits.

The following exhibit is filed herewith and made a part hereof.

Exhibit No.		Description

99	—	Press Release dated April 14, 2003

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 14, 2003

THE SEIBELS BRUCE GROUP, INC.

	By:	/s/ Matthew P. McClure
Matthew P. McClure
Corporate Secretary